Exhibit 99.3

VOTE BY INTERNET	[•]

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern time on [•] to be counted for final tabulation. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. 401(k) participants should read the voting instructions included on the reverse side of this proxy card.

VOTE BY TELEPHONE	[•]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on [•] to be counted for final tabulation. Have your proxy card in hand when you call and then follow the instructions. 401(k) participants should read the voting instructions included on the reverse side of this proxy card.

VOTE BY MAIL
Mark, sign, date your proxy card and return it in the postage-paid envelope we have provided or return it to [•].

Vote by Internet	Vote By Telephone	Vote by Mail

Access the Website and submit your proxy: [•]	Call Toll-Free using a touch-tone telephone: [•]	Sign and return your proxy in the postage-paid envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote FOR each of the following proposals:		For	Against	Abstain

1.	To approve the issuance of shares of ACCO Brands Corporation common stock in connection with the Agreement and Plan of Merger, dated as of November 17, 2011, by and among MeadWestvaco Corporation, Monaco SpinCo Inc., ACCO Brands Corporation and Augusta Acquisition Sub, Inc.	☐	☐	☐

2.	To approve amendments to the 2011 Amended and Restated ACCO Brands Corporation Incentive Plan, including an amendment to increase the authorized number of shares of ACCO Brands Corporation common stock reserved for issuance thereunder by 10,400,000 shares to a new total of 15,665,000 shares.	☐	☐	☐

3.	To adjourn the special meeting to solicit additional proxies if there are not sufficient votes approving the share issuance at the time of the special meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. Eastern time on [•], to be counted in the final tabulation.

If you vote by telephone or Internet, please do not send your proxy by mail.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at [•].

ACCO BRANDS CORPORATION

PROXY / CONFIDENTIAL VOTING INSTRUCTIONS

This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders on [•].

The undersigned hereby appoints Neal V. Fenwick and Thomas P. O’Neill, Jr., and each of them, with full power of substitution, as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendations, all shares of ACCO Brands Corporation common stock held of record by the undersigned at the close of business on [•], and entitled to vote at the Special Meeting of Stockholders of ACCO Brands Corporation to be held at [•], Central time, on [•], 2012, or at any adjournment thereof, and to vote, in their discretion, upon such other matters as may properly come before the Special Meeting.

401(k) Plan Participants:

This card also serves as voting instructions to the Trustees of the ACCO Brands Corporation 401(k) Plan. By signing on the reverse side, you are instructing the Trustees of the plans to vote all shares of Common Stock of ACCO Brands Corporation allocated to your plan account(s) at the Special Meeting of Stockholders to be held on [•], and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the Special Meeting. Only the Trustees can vote these shares. These shares cannot be voted in person at the Special Meeting. How you vote these shares is confidential. The Trustees will not disclose how you have instructed the Trustees to vote. If the Trustees do not receive your voting instructions by 11:59 p.m., Eastern time, on [•], either by telephone, Internet or receipt of this signed voting instruction card, shares allocated to your plan account(s) will be voted by the applicable Trustee in the same proportion as those shares held by the plan for which the applicable Trustee has received voting instructions from plan participants.

Continued and to be signed on reverse side